                                                                    EXHIBIT 3.23

                               PROVINCE OF ONTARIO

  BY THE HONOURABLE

                                   [ILLEGIBLE]

                PROVINCIAL SECRETARY AND MINISTER OF CITIZENSHIP


TO ALL TO WHOM THESE PRESENTS SHALL COME

                                                                        GREETING

WHEREAS The Corporations Act provides that with the exceptions therein contained the Lieutenant Governor may in his discretion, by Letters Patent, issue a Charter to any number of persons, not fewer than three, of twenty-one or more years of age, who apply therefor, constituting them and any others who become shareholders or members of the corporation thereby created a corporation for any of the objects to which the authority of the Legislature extends;

AND WHEREAS by the said Act it is further provided that the Provincial Secretary may in his discretion and under the Seal of his office have, use, exercise and enjoy any power, right or authority conferred by the said Act on the Lieutenant Governor;

AND WHEREAS by their Application in that behalf the persons herein named have applied for the issue of a Charter constituting them a corporation for the due carrying out of the undertaking hereinafter set forth;

AND WHEREAS it has been made to appear that the said persons have complied with the conditions precedent to the issue of the desired Charter and that the said undertaking is within the scope of the said Act;

AND WHEREAS by The Department of the Provincial Secretary and Citizenship Act, 1960-61 it is provided that the Provincial Secretary and Minister of Citizenship may exercise the powers that were conferred on the Provincial Secretary at the time the said Act came into force;

      [ILLEGIBLE] THEREFORE KNOW YE that under the [ILLEGIBLE] of the hereinbefore in part recited Acts I DO BY THESE [ILLEGIBLE] issue a Charter to the Persons hereinafter named

      [ILLEGIBLE] Ivan Milankov, Machinist, and [ILLEGIBLE] Milankov, housewife, both of the City of Toronto, in the County of York and Province of Ontario, and Jovan Milankov, Machinist, and Nada Milankov, housewife, both of the town of [ILLEGIBLE], in the said County of York; constituting them and any others who become shareholders of the Company hereby created a company under the name of

                PROGRESS PRECISION MACHINERY & TOOL MANUFACTURING
                                     LIMITED

for the following subjects, that is to say:

(a) TO manufacture, import, export, buy, sell, deal in, repair, [ILLEGIBLE] and maintain all kinds of machinery, tools, [ILLEGIBLE] and equipment, whether moved by mechanical power or not; and

(b) TO carry on business as iron and brass founders and manufacturers and fabricators of and dealers in steel, iron, brass, copper, zinc, wood and other natural products and as [ILLEGIBLE] and [ILLEGIBLE], and to manufacture, buy, sell and deal in goods, [ILLEGIBLE] and merchandise used in whole or in part of steel, [ILLEGIBLE], brass, copper, zinc, wood and other natural products, and to buy, sell, and deal in hardware and specialties of all [ILLEGIBLE], machines and [ILLEGIBLE] supplies;

[ILLEGIBLE] Company to be divided into Thirty-six [ILLEGIBLE] preference shares with a par value of [ILLEGIBLE] and Four Thousand (4,000) common shares without par value; provided that the common shares shall not be issued for a consideration exceeding in amount or value the sum of Four Thousand dollars ($4,000) or such greater amount as the board of directors of the Company deems expedient on payment to the Treasurer of Ontario of the fees payable on such greater amount and on the issuance by the Provincial Secretary of a certificate of such payment;

THE HEAD OFFICE of the Company to be situate in The Municipality of Metropolitan Toronto, in the said County of York; and

THE FIRST DIRECTORS of the Company to be Ivan Milankov, [ILLEGIBLE] Milankov, Jovan Milankov and Nada Milankov, hereinbefore mentioned;

AND IT IS [ILLEGIBLE] AND DECLARED that the said Company shall be a PRIVATE COMPANY and that the following provisions shall apply thereto: (1) The right to transfer shares of the Company shall be restricted in that no share shall be transferred without the express consent of the directors, to be signified by a resolution passed by the board; (2) The number of shareholders of the Company, exclusive of persons who are in the employment of the Company, is hereby limited to fifty (50), two (2) or more persons holding one (1) or more shares jointly being counted as a single shareholder; and (3) Any invitation to the public to subscribe for any shares or securities of the Company is hereby prohibited;

AND IT IS [ILLEGIBLE] AND DECLARED that the said non-voting preference shares (hereinafter called the "preference shares") shall have attached thereto the following:

(1) The preference shares shall carry the right to receive, when declared by the board of directors, a fixed non-cumulative preferential dividend at the rate of six per cent (6%) [ILLEGIBLE] on the amount paid up thereon, payable out of the net profits of the Company, such dividends to be paid annually;

(2) The preference shares shall rank, both as regards dividend and repayment of capital, in priority to all other shares of the Company but shall not [ILLEGIBLE] any further right to participate in profits or assets;

(3) In the event of the liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the holders of preference shares shall be entitled to receive, before any distribution of any part of the assets of the Company among the holders of any other shares, the amount paid up thereon and any dividends declared thereon and unpaid and no more;

(4) The Company may at its option redeem the whole or any part

[ILLEGIBLE] for each share to be redeemed [ILLEGIBLE] thereon plus a premium of ten per cent (10%) [ILLEGIBLE]; and

(5) The holders of the preference shares shall not be entitled to vote at any [ILLEGIBLE] of the shareholders of the Company but shall be entitled to notice of meetings of shareholders called for the purpose of authorizing the dissolution of the Company or the sale of its undertaking or a substantial part thereof; the holders of the common shares shall be entitled to one (1) vote for each common share held by them at all shareholders' meetings.



GIVEN under my hand and Seal of office at the City of Toronto in the said Province of Ontario this twenty-third day of July in the year of Our Lord one thousand nine hundred and sixty-five.

                                                                John [ILLEGIBLE]


                                                                John [ILLEGIBLE]
                                            Provincial Secretary and [ILLEGIBLE]

   [LOGO]        Ministry of              Ministere de      142088
                 Consumer and             la Consommation
                 Commercial               et du Commerce
                 Relations

   CERTIFICATE                            CERTIFICAT
   This is to certify that these          Ceci certifie que les presents
   articles are effective on              statuts entrent en vigueur le

   DECEMBER 3 DECEMBRE, 1987
   -------------------------
   /s/ [ILLEGIBLE]

          Director                        Le Director                   TRANS
       Companies Branch              Direction des Compagnies           CODE
                                                                         [c]

                                      ARTICLE OF AMENDMENT
                                     STATUTS DE MODIFICATION

   Form 3    1. The present name of the         Denomination sociale actuelle
  Business      corporation is:                 de la compagnie:
Corporations
    Act,        PROGRESS PRECISION INC.
   1982

  Formule    2. The name of the corporation     Nouvelle denomination sociale
  numero 3      is changed to (If applicable):  de la compagnie (s'il y a lieu):
Loi de 1982     ----------------------------------------------------------------
  sur les       ----------------------------------------------------------------
 compagnies     ----------------------------------------------------------------
                ----------------------------------------------------------------
                ----------------------------------------------------------------
             3. Date of incorporation/          Date de la constitution ou
                amalgamation:                   de la fusion:

                July 23rd, 1965
             -------------------------------------------------------------------
                                     (Day, Month, Year)
                                    (jour, mois, annee)

             4. The articles of the corporation, are amended as follows:

                Les statuts de la compagnie sont modifies de la facon suivante:

                BE IT RESOLVED as a special resolution of the Corporation that the Letters Patent of the Corporation are hereby amended to change the 36,000 authorized preference shares of capital of the Corporation to:

                an unlimited number of Class A special retractable, redeemable voting shares without par value, and an unlimited number of Class B special non-voting, non-retractable, redeemable shares without par value.

                                                                              1A

The rights, privileges, restrictions and conditions (if any) attaching to each class of shares and directors authority with respect to any class of shares which may be issued in series:

1. The Class A special shares shall have attaching thereto as a class, the following rights, privileges, restrictions and conditions:

      (a) the holders of the Class A special shares shall in each year in the discretion of the directors, but always in preference and priority to any payment of dividends on the Class B special shares and the common shares for such year, be entitled, out of any of all profits or surplus available for dividends, to such non-cumulative dividends at the rate of 1/2% per month on the amount paid to the Corporation for such share. If in any year, after providing for the full dividend on the Class A special shares, there shall remain any profits or surplus available for dividends, such profits or surplus or any part thereof may, in the discretion of the directors, be applied to dividends on the Class B special shares and the Common shares; the holders of Class A special shares shall not be entitled to any dividend other than or in excess of the non-cumulative dividends at the said rate hereinbefore provided for;

      (b) the Class A special shares shall rank, both as regards dividends and return of capital, in priority to the Class B special shares and the common shares of the Corporation but shall not confer any further right to participate in profits or assets. Except with the consent in writing of all the Class A special shares outstanding, no dividend shall at any time be declared and paid on or set apart for payment on the Class B special shares or common shares in any fiscal year unless and until the preferential non-cumulative dividend on all the class A shares outstanding in respect of such fiscal year has been declared and paid or set apart for payment;

      (c) the Corporation may redeem the whole or any part of the Class A special shares on payment for each share to be redeemed of the amount paid to the Corporation for such shares, together with all dividends declared thereon and unpaid (the "redemption price"). In case a part only of the then outstanding Class A special shares is at any time to be redeemed the shares so to be redeemed shall be selected by lot in such manner as the directors in their discretion shall decide or, if the directors so determine, may be redeemed pro rate, disregarding fractions, and the directors may make such adjustments as may be necessary to avoid the redemption of fractional parts of shares.

      (d) the corporation shall have the right at its option at any time and from time to time to purchase for cancellation the whole or any of the Class A special shares pursuant to tenders or, with the unanimous consent of the holders of all issued Class A special shares, by private contract at the

                                                                              1B

lowest price at which, in the opinion of the directors, such shares are obtainable but not exceeding the redemption price. If, in response to an invitation for tenders, two or more shareholders submit tenders at the same price and if such tenders are accepted by the Corporation in whole or in part, then unless the Corporation accepts all such tenders in whole, the Corporation shall accept such tenders in proportion as nearly as may be to the number of shares offered in each such tender.

(e) in the event of the liquidation, or dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of the Class A special shares shall be entitled to receive, before any distribution of any part of the assets of the Corporation among the holders of the Class B special shares and the common shares, an amount equal to the redemption price and no more.

(f) subject to applicable law the holders of the Class A special shares shall have voting rights for the election of directors or for any other purpose, and shall therefore be entitled to notice of meetings of the shareholders.

(g) the foregoing provisions, the provisions of this paragraph and the provisions of paragraph (h) hereof may be repealed, altered, modified or amended by articles of amendment, but only with the approval of the holders of the Class A special shares given as hereinafter specified in addition to any other approval required by the Business Corporations Act, 1982; and

(h) the approval of the holders of the Class A special shares as to any and all matters referred to herein may be given by special resolution sanctioned at a meeting of holders of the Class A special shares duly called and held upon at least 10 days' notice at which the holders of at least a majority of the outstanding class A special shares are present or represented by proxy and carried by the affirmative votes of the holders of not less than two-thirds of the Class A special shares represented and voted at such meeting cast on a poll. On every poll taken at such meeting every holder of Class A special shares shall be entitled to one (1) vote in respect of each Class A special share held.

2. The Class B special shares shall have attaching thereto, as a class, the following rights, privileges, restrictions and conditions.

(a) the holders of the Class B special shares shall in each year in the discretion of the directors together with the common shares be entitled, out of any or all profits or surplus available for dividends, to such non-cumulative dividends at the rate to be determined by the Board of Directors on the amount paid to the Corporation for such share. If in any year, after providing for the full dividend on the Class B special shares, there shall remain any profits or surplus

                                                                              1C

available for dividends, such profits or surplus or any part thereof may, in the discretion of the directors be applied to dividends on the common shares; the holders of the Class B special shares shall not be entitled to any dividend other than or in excess of the non-cumulative dividend at the said rate hereinbefore provided for.

(b) the Class B special shares shall rank both as regards dividends and return capital, equal to the common shares of the Corporation, but shall not confer any further right to participate in profits or assets.

(c) the Corporation may redeem the whole or any part of the Class B special shares on payment for each share to be redeemed of the amount paid to the Corporation for such shares, together with all dividends declared thereon and unpaid (the "redemption price"). In case a part only of the then outstanding Class B special shares is at any time to be redeemed the shares so to be redeemed shall be selected by lot in such manner as the directors in their discretion shall decide or, if the directors so determine, may be redeemed pro rate, disregarding fractions, and the directors may make such adjustments as may be necessary to avoid the redemption of fractional parts of shares.

(d) the Corporation shall not have the right to purchase for cancellation the whole or any of the Class B special shares.

(e) in the event of the liquidation, dissolution or winding up of the corporation, whether voluntary or involuntary, the holders of the Class B special shares shall be entitled to receive, before any distribution of any part of the assets of the Corporation among the holders of the common shares, an amount equal to the redemption price and no more.

(f) subject to application law the holders of the Class B special shares shall not, as such, have any voting rights for the election of directors or for any other purpose nor shall they be entitled to attend shareholders' meetings. The holders of the Class B special shares, however, shall be entitled to notice of meetings of the shareholders called for the purpose of authorizing the dissolution of the Corporation or the sale of its undertaking or a substantial part thereof.

(g) the foregoing provisions, the provisions of this paragraph and the provisions of paragraph (h) hereof may be repealed, altered, modified or amended by Articles of Amendment but only with the approval of the holders of the Class B special shares given as hereinafter specified in addition to any other approval required by the Business Corporations Act, 1982; and,

(h) the approval of the holders of the Class B special shares as to any and all matters referred to herein may be given by special resolution sanctioned at a meeting of the holders of the Class B special shares duly called and held upon at least

                                                                              1D

ten days' notice at which the holders of at least a majority of the outstanding Class B special shares are present or represented by proxy and carried by the affirmative votes of the holders of not less than two-thirds of the Class B special shares represented and voted at such meeting cast on a poll. On every poll taken at such meeting every holder of Class B special shares shall be entitled to one (1) vote in respect of each Class B special share held.

5. The amendment has been duly authorized    La modification a ete dument
   as required by Sections 167 and 169 (as   autorisee conformement a l'article
   applicable) of the Business               167 et, s'il y a lieu, article 169
   Corporations Act.                         de la Loi sur les compagnies.

6. The resolution authorizing the            Les actionnaires ou les
   amendment was approved by the             administrateurs (le cas echeant) de
   shareholders/directors (as applicable)    la compagnie ont approuve la
   of the corporation on                     resolution autorisant la
                                             modification

                          9th day of October, 1987
               -------------------------------------------------
                               (Day, Month, Year)
                               (jour, mois, annee)

These articles are signed in duplicate.      Les presents statuts sont signes en
                                             double exemplaire.

                                             PROGRESS PRECISION INC.
                                          --------------------------------------
                                                 (Name of Corporation)
                                         (Denomination sociale de la compagnie)

                               By/Par: [ILLEGIBLE]            President
                                       -----------------------------------------
                                       [Signature]       (Description of office)
                                       [Signature]       (Fonction)

For Ministry Use Only                             Ontario Corporation Number
A l'usage exclusif du ministere                Numero de la Compagnie en Ontario
[LOGO]     Ministry of           Ministere de                142088
           Consumer and          la Consommation
           Commercial            at du Commerce
           Relations

CERTIFICATE                      CERTIFICATE
This is to certify that these    Ceci certifie que les presents
articles are effective on        statuts entrent en vigueur le

DECEMBER 12 DECEMBRE, 1984
-------------------------
/S/ [ILLEGIBLE]
                                        Controleur des Dossiers    TRANS
    Controller of Records               Direction des Compagnies   CODE
    Companies Branch                                               [c]


                             ARTICLES OF AMENDMENT
                            STATUTS DE MODIFICATION

   Form 3     1. The present name of the        Denomination sociale actuelle
  Business       corporation is:                de la compagnie:
Corporations
    Act,         PROGRESS PRECISION MACHINERY
   1982

  Formule        TOOL MANUFACTURING LIMITED
  numero 3
Loi de 1982   2. The name of the corporation     Nouvelle denomination sociale
  sur les        is changed to (if applicable):  de la companie (s'il y a lieu):
 compagnies
                 PROGRESS PRECISION INC.

              3. Date of incorporation/          Date de la constitution ou
                 amalgamation:                   de la fusion:

                 JULY 23, 1965
              ------------------------------------------------------------------
                               (Day, Month, Year)
                               (jour, mois, annee)

              4. The articles of the             Les statuts de la compagnie
                 corporation are amended as      sont modifies de la facon
                 follows:                        suivante:

              BE IT RESOLVED as a special resolution of the Corporation that the Letters Patent of the Corporation are hereby amended to change the name of the Corporation from PROGRESS PRECISION MACHINERY & TOOL MANUFACTURING LIMITED to

              PROGRESS PRECISION INC.

5. The amendment has been duly authorized    La modification a ete dument
   as required by Sections 187 and 169 (as   autorisee conformement a l'article
   applicable) of the Business               167 et, s'il y lieu, article 169
   Corporations Act.                         de la Loi sur les compagnies.

6. The resolution authorizing the            Les actionnaires ou les
   amendment was approved by the             administrateurs (le cas echeant) de
   shareholders/directors (as applicable)    la compagnie ont approuve la
   of the corporation on                     resolution autorisant la
                                             modification

                          NOVEMBER 27th, 1984
               -------------------------------------------------
                               (Day, Month, Year)
                              (jour, mois, annee)

These articles are signed in duplicate.      Les presents statuts sont signes en
                                             double exemplaire.

                                             PROGRESS PRECISION MACHINERY &
                                             TOOL MANUFACTURING LIMITED
                                             -----------------------------------
                                                 (Name of Corporation)
                                          (Denomination sociale de la compagnie)

                               By/Par: [ILLEGIBLE]            President
                                       -----------------------------------------
                                       [Signature]       (Description of office)
                                       [Signature]       (Fonction)

                                                                              1.
For Ministry Use Only                               Ontario Corporation Number
A l'usage exclusif du ministere                  Numero de la societe en Ontario
[LOGO]     Ministry of            Ministere de               142088
           Consumer and           la Consommation
           Commercial             et du Commercial

CERTIFICATE                       CERTIFICAT
This is to certify that these     Ceci certifie que les
articles are effective on         statuts entrent en vigueur le

  MARCH 15 MARS, 2001
----------------------------
    /S/ [ILLEGIBLE]
        Director/Directrice
        Business Corporations Act/Loi sur les societes par actions


                             ARTICLES OF AMENDMENT
                              STATUTS MODIFICATION

   Form 3     1. The  name of the corporation    Denomination sociale de la
  Business       is:                             societe:
Corporations
    Act.         PROGRESS PRECISION INC.

 Formule 3
Loi sur les   2. The name of the corporation     Nouvelle denomination sociale
societes par     is changed to (If applicable):  de la societe (s'il y a lieu):
  actions
              3. Date of incorporation/          Date de la constitution ou
                 amalgamation:                   de la fusion:

                                  1965 / July / 23
--------------------------------------------------------------------------------
                               (Day, Month, Year)
                              (annee, mois, jour)

              4. The articles of the             Les statuts de la societe sont
                 corporations are amended as     modifies de la facon suivante.
                 follows:

                                  See Annexed

                                                                              1a

(1) To change the number of directors of the corporation to a minimum of 1 and a maximum of 20 directors.

(2) To delete all the objects of the corporation set out in its articles and to remove any restriction upon the business or the businesses that the corporation may carry on or upon the powers that the corporation may exercise.

(3)   To reorganize the share capital of the corporation:

      (a) to remove the maximum number of common shares that the corporation is authorized to issue and to delete the reference to the aggregate consideration for which the common shares may be issued;

(4)   To add the following provision:

      (a) Each holder of a fractional share issued by the corporation is entitled to exercise voting rights and to receive a dividend in respect of each such fractional share to the extent of such fraction.

      (b) The corporation has a lien on each share registered in the name of a shareholder or his legal representative for a debt of that shareholder to the corporation.

      (c) Without in any way limiting the powers of the corporation, or of the directors, as set forth in the Business Corporations Act (Ontario), as amended or re-enacted from time to time, the directors of the corporation may, without authorization of the shareholders,

            (i)   borrow money upon the credit of the corporation;

            (ii) issue, reissue, sell or pledge debt obligations of the corporation;

            (iii) mortgage, hypothecate, pledge or otherwise create a security interest in all or any property of the corporation, owned or subsequently acquired, to secure any obligation of the corporation.

      (d) Articles of dissolution may be filed when authorized by at least a majority of the votes of all shareholders entitled to vote at a meeting of shareholders duly called to authorize the dissolution.

                                                                              2.

5. The amendment has been duly authorized    La modification a ete dument
   as required by Sections 168 and 170       autorisee conformement aux article
   (as applicable) of the Business           168 et 178 (selon le cas) de la Loi
   Corporations Act.                         sur les societes par actions.

6. The resolution authorizing the            Les actionnaires ou les
   amendment was approved by the             administrateurs (selon le cas) de
   shareholders/directors (as applicable)    la societe ont approuve la
   of the corporation on                     resolution autorisant la
                                             modification le

                               2001 / March / 13
               -------------------------------------------------
                               (Year, Month, Day)
                               (annee, mois, jour)

These articles are signed in duplicate.      Les presents statuts sont signes en
                                             double exemplaire.

                                             PROGRESS PRECISION INC.
                                          --------------------------------------
                                                 (Name of Corporation)
                                            (Denomination sociale de societe)

                               By/Par: /s/ Bosko Milankov
                                       -----------------------------------------
                                       [Signature]       (Description of Office)
                                       [Signature]       (Fonction)

                                       Bosko Milankov - President